FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          DQE, INC.                           DQE CAPITAL CORPORATION
 (Exact name of registrant                   (Exact name of registrant
 as specified in its charter)                as specified in its charter)
         PENNSYLVANIA                                DELAWARE
 (State of incorporation or                  (State of incorporation or
        organization)                               organization
         25-1598483                                  25-1837152
      (I.R.S. Employer                            (I.R.S. Employer
    Identification No.)                          Identification No.)
CHERRINGTON CORPORATE CENTER,                    411 SEVENTH AVENUE
           SUITE 100                          PITTSBURGH, PENNSYLVANIA
    500 CHERRINGTON PARKWAY                          15219-1905
CORAOPOLIS, PENNSYLVANIA 15108-3189
      (Address of principal                    (Address of principal
       executive offices)                       executive offices)


          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

          Securities Act registration statement file number to which this form relates: 333-80377 and 333-80377-01 (if applicable)

         Securities to be registered pursuant to Section 12(b) of the Act:


 Title of each class to be so                   Name of each exchange on which
          registered                            each class is to be registered
---------------------------------------       ---------------------------------
8 3/8% Public Income Notes Due 2039,          The New York Stock Exchange, Inc.
of DQE Capital Corporation
(being a tranche of DQE Capital
Corporation's Medium-Term Notes,
Series A)

Guaranties of DQE, Inc.                       The New York Stock Exchange, Inc.


     Securities to be registered pursuant to Section 12(g) of the Act:  None

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

          The securities being registered hereby are:

                   (i) the 83/8%, Public Income Notes Due 2039 (the "PINES", being a tranche of Medium Term Notes, Series A) of DQE Capital Corporation, a Delaware corporation.

                   (ii) the guaranties of the PINES by DQE, Inc., which is the parent corporation of DQE Capital Corporation.

          A specific description of the PINES and the related guaranty is contained in Pricing Supplement No. 1 to the Prospectus which was included in the Registration Statement on Form S-3 of DQE, Inc. and DQE Capital Corporation which was declared effective by the Securities and Exchange Commission on July 30, 1999. Such Prospectus, as supplemented by a Prospectus Supplement dated August 2, 1999, was filed pursuant to Rule 424(b) under the Securities Act of 1933 on August 17, 1999. Such Prospectus, as so supplemented and as further supplemented by the aforesaid Pricing Supplement No.1, was filed pursuant to Rule 424(b) of such Act on September 14, 1999. The specific description of the PINES contained in such Pricing Supplement together with the related description of the debt securities contained in such Prospectus and Prospectus Supplement are incorporated herein by reference.

ITEM 2.   EXHIBITS.
          --------

          The PINES described herein are to be listed on the New York Stock Exchange. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

     Exhibit
     Number        Description and Method of Filing
     -------       --------------------------------

       1.1*         Registration Statement on Form     Previously filed as
                    S-3 filed by DQE, Inc.             Registration
                    and DQE Capital Corporation        Statement File Nos.
                                                       333-80377 and
                                                       333-80377-01

       3.1*         Articles of Incorporation of DQE,  Exhibit 3.1 to DQE,
                    effective January 5, 1989.         Inc.'s Annual
                    1989.                              Report on Form 10-K
                                                       for the year ended
                                                       December 31, 1989.

     Exhibit
     Number        Description and Method of Filing
     -------       --------------------------------

       3.2*         DQE Articles of Amendment,         Exhibit 3.2 to DQE,
                    effective April 27, 1989,          Inc.'s Annual Report
                    containing Restated Articles       on Form 10-K for the
                    of Incorporation.                  year ended December
                                                       31, 1989.

       3.3*         DQE Articles of Amendment,         Exhibit 3.2 to DQE,
                    effective February 8, 1993.        Inc.'s Annual Report
                                                       on Form 10-K for the
                                                       year ended December
                                                       31, 1992.

       3.4*         DQE Articles of Amendment,         Exhibit 3.4 to DQE,
                    effective May 24, 1994.            Inc.'s Annual Report on
                                                       Form 10-K for the ended
                                                       December 31, 1994.

       3.5*         DQE Articles of Amendment,         Exhibit 3.5 to DQE,
                    effective April 20, 1995.          Inc.'s  Annual
                                                       Report on Form 10-K
                                                       for the year ended
                                                       December 31, 1995.

       3.6*         By-Laws of DQE, as amended         Exhibit 3.1 to DQE,
                    through June 29, 1999              Inc.'s Quarterly Report
                    and as currently in effect.        on Form 10-Q for the
                                                       quarter ended June 30,
                                                       1999.

       3.7*         Certificate of Incorporation of    Exhibit 3.7 to
                    DQE Capital Corporation.           Registration Statement
                                                       (Form S-3) File Nos.
                                                       333-80377 and 333-80377
                                                       -01.

       3.8*         By-Laws of DQE Capital              Exhibit 3.8 to
                    Corporation.                        Registration Statement
                                                        (Form S-3) File Nos.
                                                        333-80377 and 333-80377
                                                        -01.

       4.1          Indenture, dated as of              Filed herewith.
                    August 1, 1999, from DQE
                    Capital Corporation and DQE,
                    Inc. to The First National
                    Bank of Chicago, as Trustee

     Exhibit
     Number        Description and Method of Filing
     -------       --------------------------------

       4.2          Form of Note                        Filed herewith.


-----------------
*  Previously filed as indicated and incorporated herein by reference.

                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

September 16, 1999                     DQE, INC.
                                      (Registrant)



                                       By: /s/ Frosina Cordisco
                                           ___________________________________
                                           Name:  Frosina Cordisco
                                           Title:  Treasurer


                                       DQE CAPITAL CORPORATION
                                       (Registrant)


                                       By: /s/ Frosina Cordisco
                                           ___________________________________
                                           Name:  Frosina Cordisco
                                           Title:  Treasurer


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